Exhibit 99.1

May 15, 2018

Dear Valued Customer:

On Thursday, May 10, 2018, Stifel Financial Corp. and Business Bancshares, Inc., the parent holding company for The Business Bank of St. Louis, announced a plan to combine the business of the two companies.

I would like to be the first to communicate to you, our valued customer, how positive of a development this is for all parties. Stifel is a 128-year old St. Louis-based financial services company, serving Wealth Management and Investment Banking clients here and across the country. Combining our organization with Stifel will strengthen our liquidity and capital, as well as expand our ability to provide services to you.

While some of the details of our integration with Stifel are not yet finalized, from the customer standpoint it will be business as usual. Our management team and key client relationship associates have agreed to continue their careers with us and Stifel. So, as we combine our organizations, the personalized level of service we strive to provide and our commitment to providing you the finest banking services available in the market will remain.

We anticipate the transaction will close in the fourth quarter of 2018, subject to receipt of required regulatory approvals and other customary closing conditions, including the approval of our shareholders.

Thank you for your business. I am excited about the future and look forward to growing our relationship in the months and years to come.

Sincerely,

/s/ Larry M. Kirby

Larry M. Kirby

CEO & President

The Business Bank of St. Louis

8000 MARYLAND ● SUITE 100 ● CLAYTON, MO 63105
314.721.8003	www.bbstl.com	314.721.8007

Cautionary Note Regarding Forward-Looking Statements

The information contained in this letter contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this letter not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this letter are subject to risks and uncertainties that could cause Stifel Financial Corp.’s actual results to differ materially from those expressed in or implied by the statements. Material factors and assumptions could cause actual results to differ materially from current expectations. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the costs or effects of acquisitions or dispositions Stifel may make, whether Stifel is able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or Stifel’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the ability to successfully integrate acquired companies or branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Stifel Financial Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel Financial Corp. disclaims any intent or obligation to update these forward-looking statements.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of Stifel Financial Corp.’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to its Annual Reports on Form 10-K, its Current Reports on Form 8-K, and its Quarterly Reports on Form 10-Q. The documents filed by Stifel Financial Corp. with the SEC may be obtained free of charge through a link on Stifel’s website at www.stifel.com or on the SEC website at www.sec.gov. These documents may also be obtained free of charge from Stifel Financial Corp. by requesting them in writing to Stifel Financial Corp., 501 N. Broadway, St. Louis, Missouri 63102, Attention: Joel Jeffrey, or by telephone at (212) 271-3610.

In connection with the proposed transaction, Stifel Financial Corp. intends to file a registration statement on Form S 4 with the SEC that will include a proxy statement of Business Bancshares, Inc. and a prospectus of Stifel Financial Corp., and Stifel Financial Corp. will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Stifel Financial Corp. and Business Bancshares, Inc. are urged to carefully read the entire registration statement, proxy statement and prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Business Bancshares, Inc. seeking the required shareholder approvals. Investors and security holders will be able to obtain the registration statement, the proxy statement and the prospectus free of charge from the SEC’s website or from Stifel Financial Corp. by writing to the address set forth in the paragraphs above and from Business Bancshares, Inc. at 8000 Maryland Avenue, Clayton, Missouri 63105.

Stifel Financial Corp. and Business Bancshares, Inc., and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Business Bancshares, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Stifel Financial Corp. and their ownership of Stifel Financial Corp. common stock is set forth in Stifel Financial Corp.’s Proxy Statement for the 2018 Annual Meeting of Shareholders filed with the SEC. Information about the directors and executive officers of Business Bancshares, Inc. is available on The Business Bank of St. Louis’s website. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement and prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph